                                                                     EXHIBIT 12
                                                                     ----------


MANUFACTURED HOME COMMUNITIES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLAR AMOUNTS IN THOUSANDS)

                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                               ---------------------------------------------------------------------
                                               12/31/96           12/31/95    12/31/94      12/31/93      12/31/92
                                               --------------------------------------------------------------------
Income before allocation
  to minority interests                         $26,943           $20,023       $16,616       $10,957       $ 4,127

Fixed Charges                                    18,264            19,562        11,146         9,070        13,299
                                                -------------------------------------------------------------------

Earnings                                        $45,207           $39,585       $27,762       $20,027       $17,426
                                                ===================================================================

Interest incurred                               $16,794           $16,807       $ 9,699       $ 5,879       $11,375
Amortization of deferred financing costs          1,470             2,755         1,447         3,191         1,924
                                                -------------------------------------------------------------------
Fixed Charges                                   $18,264           $19,562       $11,146       $ 9,070       $13,299
                                                ===================================================================
Earnings/Fixed Charges                             2.48              2.02          2.49          2.21          1.31
                                                ===================================================================